Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The Glimpse Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities (1)(2)
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$10,586,741	0.00013810	$1,462.03
Fees Previously Paid
Carry Forward Securities (2)
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share	415(a)(6)						S-3	333-268027	11/30/2022
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						S-3	333-268027	11/30/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-268027	11/30/2022
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-268027	11/30/2022
Carry Forward Securities		Other	Units	415(a)(6)							333-268027
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$89,413,259			S-3	333-268027	11/30/2022	$9,853.34
			Total Offering Amounts:				$100,000,000		$1,462.03
			Total Fees Previously Paid:						$0.00
			Total Fee Offsets:						$0.00
			Net Fee Due:						$1,462.03

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants, right and units, and a combination of such securities, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities, or pursuant to the anti-dilution provisions of any of such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the sale of the securities under this registration statement.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $89,413,259 of unsold securities, or the Unsold Securities, previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-268027), which was declared effective on November 30, 2022, or the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $9,853.34 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is also registering new securities on this registration statement with an aggregate offering price of $100,000,000, or the New Securities, which aggregate offering price is not specified as to each class of securities. A filing fee of $1,462.03 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.